Exhibit 10.5
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
LEAF COMMERCIAL FINANCE FUND, LLC

Exhibit 10.5
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
LEAF COMMERCIAL FINANCE FUND, LLC
(a Delaware Limited Liability Company)
          THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of LEAF Commercial Finance Fund, LLC (the “Company”) is made as of March 1, 2009, and amends and restates in its entirety the Limited Liability Company Agreement of the Company dated as of October 1, 2007. The Company shall have two classes of members: Class A Members and Class B Members. The Class A Members and the Class B Members are sometimes collectively referred to as the “Members.” The Members, intending to be legally bound, hereby set forth the terms of their agreement as to the affairs of the Company and the conduct of its business, as follows:
BACKGROUND
     A. Immediately prior to the execution of this Agreement, LEAF Financial Corporation was the sole Member of the Company.
     B. To represent LEAF Financial Corporation’s Interests in the Company, the Company issued LEAF Financial Corporation: (i) 200 Class A Units and (ii) 800 Class B Units.
     C. LEAF Financial Corporation had an existing Capital Account of $2,500,000. The entire value of $2,500,000 of Capital Account was allocated to LEAF Financial Corporation’s Class A Units. The Class B Units had a Capital Account equal to zero.
     D. Pursuant to a Membership Interest Purchase Agreement dated as of the date hereof, LEAF Financial Corporation sold 200 Class A Units to LEAF Funds Joint Venture 2, LLC.
DEFINITIONS
          As used in this Agreement, the capitalized terms shall have the following meanings:
          “Act” shall mean the Delaware Limited Liability Company Act, as amended, and any successor act.
          “Affiliate” means (i) a Person defined as an affiliate in Section 101 of the United States Bankruptcy Code, including all insiders (as defined in Section 101), or (ii) any Person controlled by, controlling or under common control with a Person.
          “Agreement” shall mean this Limited Liability Company Agreement, as amended.

          “Available Cash” shall mean all cash of the Company that is not (i) required to be retained by the Company pursuant to any agreement or other instrument, (ii) set aside by the Company for any reserves as determined necessary by the Manager, or (iii) being retained by the Company with the intent to use such cash for investment in future leases or loans with third party obligors.
          “Capital” shall mean the sum of all of the money and other property contributed to the Company by the Members as provided herein.
          “Capital Account” shall mean the capital account established and maintained for each Member.
          “Capital Contributions” shall mean all contributions to the Capital of the Company made by the Members under the terms of this Agreement.
          “Capital Contribution” shall mean each initial and any subsequent contribution to the Capital of the Company by a Member.
          “Class A Member” shall mean each Member of the Company that owns Class A Units in the Company. Collectively, if there is more than one Class A Member, such Members shall be referred to as “Class A Members.”
          “Class A Units” means Units so designated on Schedule A attached hereto.
          “Class B Member” shall mean each Member of the Company that owns Class B Units in the Company. Collectively, if there is more than one Class B Member, such Members shall be referred to as “Class B Members.”
          “Class B Units” means Units so designated on Schedule A attached hereto.
          “Certificate” shall mean the Certificate of Formation of the Company as filed with the Delaware Secretary of State, including any and all amendments thereto.
          “Code” shall mean the Internal Revenue Code of 1986, as amended.
          “Distributions” shall mean, as applicable, any distribution or dividend or return of capital or any other distribution, payment, remittance or delivery of cash in respect of, or the redemption, retirement, purchase or other acquisition, directly or indirectly, of, any Interest now or hereafter outstanding or the setting aside of any funds for any of the foregoing purposes.
          “Gross Revenues” shall mean, for any Fiscal Year or portion thereof, the total cash gross receipts from operations of the Company from all sources, Capital Contributions and the proceeds of any loans made to the Company for such period.
          “Interest” or “Interest in the Company” shall mean the ownership interest of each Member in the Company as set forth in Schedule A, as Schedule A may be amended from time to time.

          “Manager” shall have the meaning given to such term under the Act. The initial and current Manager of the Company is LEAF Financial Corporation.
          “Person” shall mean any individual, corporation, partnership, limited liability company, trust or other entity.
          “Regulations” shall mean the regulations promulgated from time to time by the U.S. Treasury Department under the Code.
          “Transfer” shall mean any and all types of transfers including, but not limited to, any sale, conveyance, assignment, disposition, distribution, encumbrance, pledge, mortgage, hypothecation or gift.
          “Units” shall mean a representation of a Member’s respective Interest in the Company.
          Any capitalized terms not defined above shall have the meanings ascribed to them in the relevant sections of this Agreement.
          1. FORMATION AND NAME
               The Company was formed as a limited liability company under the Act by the filing of its Certificate on June 12, 2007. The name of the Company is “LEAF Commercial Finance Fund, LLC” and all business of the Company shall be conducted in such name, or under any other name or names, as determined by the Manager.
          2. PRINCIPAL AND REGISTERED OFFICE
               The principal office of the Company is 110 S. Poplar Street, Suite 101, Wilmington, Delaware 19801, and the registered office of the Company is 110 S. Poplar Street, Suite 101, Wilmington, Delaware 19801. The Manager may from time to time change such principal and registered office upon written notice to the Members. All Members agree to execute and deliver all necessary documents in connection with the registration of the Company in all jurisdictions requiring such registration.
          3. PURPOSE
               The Company’s purpose shall be to engage in all lawful businesses for which limited liability companies may be organized under the Act. The Company shall have the authority to do all things necessary or advisable in order to accomplish such purposes.
          4. TERM; FISCAL YEAR
               The existence of the Company commenced on the date the Certificate was filed and deemed effective in the office of the Secretary of State of the State of Delaware and shall continue until the Company is dissolved in accordance with the provisions of this Agreement (the “Term”). The fiscal year of the Company (the “Fiscal Year”) shall begin on October 1 and end on September 30 unless otherwise determined by the Manager.

          5. MEMBERS AND THEIR INTERESTS
               5.1. Members. A Member that owns Class A Units shall be designated a Class A Member. A Member that owns Class B Units shall be designated a Class B Member. A Member may own both Class A Units and Class B Units. In such case, such Member would be a Class A Member and a Class B Member. The Members each shall individually have the number of Units and a corresponding Interest in the Company as set forth on Schedule A hereto. The Manager shall modify Schedule A from time to time, upon the issuance of additional Units or a transfer of Units to reflect the then current Members and their respective Interests in the Company and such schedule shall be kept with the books and records of the Company. The Company may issue partial or fractional Units.
               5.2. Capital Contributions.
                    5.2.1. Members. As of the date hereof, each Member has been credited with one or more capital contributions to the Company in the amount of the Capital Account set forth opposite such Member’s name on the attached Schedule A.
                    5.2.2. Additional Capital Contributions. Simultaneously with the execution of this Agreement, LEAF Funds Joint Venture 2, LLC is making a $7,500,000 additional Capital Contribution and such Capital Contribution is reflected on the attached Schedule A. Thereafter, no Member shall be required to make any additional Capital Contributions to the Company.
               5.3. Voting Rights of Members. Any matter requiring the vote of the Members shall be determined by a vote among the Members. A vote on behalf of each Unit, whether Class A or Class B, shall count as one vote. Any matter requiring the vote of the Members shall be determined by the vote of 50.01% of the Units.
               5.4. Additional Members. Additional Members may be admitted to the Company or additional Units issued with the prior written consent of each Member. In the event any additional Members are admitted to the Company, the Unit(s), Interest(s) and vote in the Company of the most recently admitted Member(s) shall be as specified at the time such new Member(s) shall be admitted, and the Interest in the Company of each of the Members of the Company shall be proportionately reduced, as appropriate. The foregoing shall not apply to any substituted Member who is the transferee of one or more Units and Interest in the Company from another Member. The existing Members shall not have any pre-emptive rights to any additional Units issued hereunder.
               5.5. Other Activities of Members. The Members may engage in or possess an interest in other business ventures of any nature, whether or not similar to or competitive with the activities of the Company, for their respective accounts and not for the account of the Company or the other Members.
               5.6. Limitation of Liability of Members. No Member shall have any liability or obligation for any debts, liabilities or obligations of the Company, or of any agent or employee of the Company, beyond the Member’s Capital Contribution.

               5.7. Loans. Loans may be made to the Company by a Member only upon the consent of the Manager. If a Member makes any loan to the Company, or advances money on its behalf, the amount of any such loan or advance shall not be deemed an increase in, or contribution to, the Capital Contribution of the Member. Interest shall accrue on any such loan at an annual rate agreed to by the Company and the Member making such loan (but not in excess of the maximum rate allowable under applicable usury laws).
          6. CAPITAL ACCOUNTS AND ALLOCATIONS
               6.1. Capital Accounts. A single Capital Account shall be established, determined and maintained for each Member in accordance with the “alternate test for economic effect” set forth in Regulation §1.704-l(b)(2), which provides, in part, that a Member’s Capital Account shall be:
                    6.1.1. increased by (i) the amount of money contributed by the Member to the Company, (ii) the fair market value of any property contributed by the Member to the Company (net of liabilities secured by such contributed property), and (iii) allocations to the Member of Company income and gain (or items thereof), including income and gain exempt from tax; and
                    6.1.2. decreased by (i) the amount of money distributed to the Member by the Company, (ii) the fair market value of any property distributed to the Member by the Company (net of liabilities secured by such distributed property), (iii) allocations to the Member of expenditures of the Company not deductible in computing its taxable income and not properly capitalized for federal income tax purposes, and (iv) allocations to the Member of Company loss and deduction (or items thereof).
               6.2. Transferred Capital Accounts; Adjustments. Upon the Transfer of all or any part of a Member’s Unit(s) and Interest in the Company, the Capital Account of the transferor Member that is attributable to the transferred interest shall carry over to the transferee Member, unless such Transfer causes a termination of the Company for federal income tax purposes, in which case the Capital Account that carries over to the transferee Member shall be adjusted in accordance with Regulation §1.704-l(b)(2)(iv)(e).
               6.3. Return of Capital. Each Member is entitled to the return of his Capital Contribution only by way of Distributions made pursuant to Sections 7 and 11 hereof. No Member shall have the right to demand or receive any property other than cash in return for that Member’s Capital Contribution or to bring an action of partition against the Company or its property.
               6.4. Profits and Losses; Allocations. The income (including tax exempt income), gains, deductions, losses and credits of the Company shall be determined in conformity with standard federal tax accounting principles consistently applied and shall be allocated among the Members in the following order:
                    6.4.1. First, to each Member in proportion to the aggregate net losses heretofore allocated to all the Members to the extent that such net losses have not heretofore been offset by allocations of net profits pursuant to this Section 6.4.1. to the extent thereof;
                    6.4.2. Second, profits, as follows:
                         6.4.2.1. First, to the Members, pro rata, in an amount equal to any Distributions each Member received from the Company;
                         6.4.2.2. Second, to the Members in proportion to their Capital Accounts in the Company; unless all such Capital Accounts have been reduced to zero.
                         6.4.2.3. Third, to the Members in proportion to their Interests in the Company.
                    6.4.3. The Company’s net losses for any Fiscal Year shall be allocated among the Members in the following order:
                         6.4.3.1. First, to each Member in proportion to the aggregate net profits heretofore allocated to all Members to the extent that such net profits have not heretofore been offset by allocations of net losses pursuant to this Section 6.4.3.1. to the extent thereof; and
                         6.4.3.2. Second, to the Members in proportion to such Member’s respective Capital Account in the Company; provided, however, that in the event of a contribution to the Company of property to which Section 704 of the Code applies, or a revaluation of Company property pursuant to the Regulations, allocations of items of depreciation, amortization and gain or loss, as computed for federal income tax purposes, shall be made in a manner that takes into account the variations between the adjusted tax basis of such property and its adjusted value in accordance with the “Traditional Method” set forth in the Regulations.
               6.5. Qualified Income Offset; Minimum Gain Chargeback. Notwithstanding the provisions of Section 6.4 hereof:
                    6.5.1. A Member shall not be allocated items of loss, deduction or nondeductible noncapitalizable expenditure (“Loss Items”) to the extent such an allocation would cause or increase a negative balance in such Member’s Capital Account as of the close of any taxable year in excess of the sum of (i) the amount of such balance the Member is obligated or deemed obligated to restore pursuant to the Regulations, and (ii) to the extent not taken into account under clause (i), the amount of any loan with respect to which the Member is treated as bearing the risk of loss pursuant to the Regulations. Any Loss Items prohibited to be allocated to a Member by reason of this Section 6.5.1. shall be allocated to or among the other Members as provided in this Section 6 and the applicable Regulations.
                    6.5.2. If there is a net decrease in Company minimum gain (as defined in the Regulations) or in minimum gain attributable to Member nonrecourse debt (as defined in the Regulations) during a Company Fiscal Year, the Members shall be allocated items of Company income and gain (“Income Items”) in accordance with the Regulations. This

Section 6.5.2. is intended to comply with the minimum gain chargeback requirement of the Regulations, and shall be interpreted and applied consistently therewith.
                    6.5.3. If a Member unexpectedly receives an adjustment, allocation or Distribution described in the Regulations which results in a negative balance in such Member’s Capital Account in excess of the sum described in Section 6.5.1. above, Income Items (consisting of a pro-rata portion of each item of Company income, including gross income, and gain) shall be allocated to such Member in an amount and a manner sufficient to eliminate such excess deficit balance as quickly as possible. This Section 6.5.3. is intended to comply with the qualified income offset requirement of the Regulations, and shall be interpreted and applied consistently therewith.
                    6.5.4. If (i) any Loss Items shall be specifically allocated pursuant to Section 6.5.1. hereof, and the Member to whom such Loss Items has been allocated does not have a related share of minimum gain (within the meaning of the Regulations) or minimum gain attributable to Member nonrecourse debt (within the meaning of the Regulations), or (ii) any Income Items shall be specially allocated pursuant to Section 6.5.2. or 6.5.3. hereof, then as quickly as possible thereafter (but not in such a manner as to violate the provisions of any part of this Section 6.5) Income Items and Loss Items shall be allocated to such Member to reverse such special allocations. The intention of this Section 6.5.4. is to cause the ultimate adjustment of all Capital Accounts to such balances as they would have had if no special allocations had been made pursuant to Sections 6.5.1., 6.5.2. or 6.5.3. hereof during the Term but the limitation set forth in Section 6.5.1. above had instead been applied immediately prior to the liquidation of the Company taking into account all Income Items and Loss Items incurred at any time during the Term.
          7. DISTRIBUTIONS
               7.1. Distributions. The Manager shall, on the date fixed for a Distribution, distribute all Available Cash and apply such Distribution as follows:
          First, to the Class A Members, pro rata, to pay a twenty percent (20%) per annum return (compounded annually) on the positive balance of such Member’s Capital Account.
          Second, to the Class A Members, pro rata, in amounts so that, when aggregated with amounts previously distributed pursuant to this clause, equals the greater of (i) the aggregate of all Capital Contributions made by such Class A Member and (ii) an amount equal to an amount necessary to reduce such Member’s Capital Account to zero.
          Third, to the Class B Members, pro rata, if such Member’s Capital Account is greater than zero, in amount equal to an amount necessary to reduce such Member’s Capital Account to zero.
          Fourth, to the Members in proportion to their Interests in the Company.

          8. MANAGEMENT OF THE COMPANY
               8.1. Management. Except as otherwise expressly stated elsewhere in this Agreement, the business and affairs of the Company shall be managed solely by the Manager. The initial and current Manager of the Company, as of the date hereof, shall be LEAF Financial Corporation. A new Manager of the Company may be elected at any time upon the vote of the Class A Members, to be determined by the affirmative vote of at least 50.01% of the total number of Class A Units outstanding at the time of such vote.
               8.2. Powers of the Manager. Subject to this Agreement, the Manager shall have the exclusive right to manage the business of the Company and is hereby authorized to take any action of any kind and to do anything and everything it deems necessary in accordance with the provisions of this Agreement. The Manager shall take all actions which may be necessary or appropriate for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware, and to qualify the Company to do business in such other jurisdictions as required by law. All decisions concerning the management of the Company shall be made by the Manager. The Manager shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by a Manager under the laws of the State of Delaware.
               Unless authorized in writing to do so by this Agreement or by the Manager, no attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose.
               8.3. Meeting of Members.
                    8.3.1. No annual meetings of the Members shall be held.
                    8.3.2. Special meetings of the Members for any proper purpose or purposes may be called at any time by any Member. Only business within the purpose or purposes described in the notice (or waiver thereof) provided by such Member to the Members may be conducted at a special meeting of the Members.
                    8.3.3. Any action to be taken at any meeting of Members may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of a majority of the Interests in the Company. Every written consent shall bear the date of signature of each Member who signs the consent.
               8.4. Exculpation and Indemnification.
                    8.4.1. The Manager shall not be held liable to the Company or to any Member for any loss suffered by the Company unless such loss is caused by the Manager’s gross negligence, willful misconduct or violation of law. The Manager shall not be liable for errors in judgment or for any acts or omissions that do not constitute gross negligence, willful and wanton misconduct or violation of law. The Manager may consult with counsel and accountants in respect of Company affairs and, provided the Manager acts in good faith reliance upon the advice or opinion of such counsel or accountants, the Manager shall not be liable for any loss suffered by the Company in reliance thereon.
                    8.4.2. Subject to the limitations and conditions as provided in this Section 8.4, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative (hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Manager of the Company or a director, officer, employee or agent of the Manager, or while a Manager of the Company or a director, officer, employee or agent of the Manager, is or was serving at the request of the Company as a Manager, director, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Company to the fullest extent permitted by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this Section 8.4 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Section 8.4 shall be deemed contract rights, and no amendment, modification or repeal of this Section 8.4 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Section 8.4 could involve indemnification for negligence or under theories of strict liability.
                    8.4.3. The right to indemnification conferred in this Section 8.4 shall include the right to be paid or reimbursed by the Company the expenses incurred by a Person of the type entitled to be indemnified under Section 8.4.2. who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person’s ultimate entitlement to indemnification. Upon request, the Company shall pay such expenses incurred and to be incurred by any such Person in advance of the final disposition of a Proceeding, upon receipt of an undertaking by such Person to repay all amounts so advanced if it shall ultimately be determined that such Person is not entitled to be indemnified under this Section 8.4 or otherwise.
                    8.4.4. The right to indemnification and the advancement and payment of expenses conferred in this Section 8.4 shall not be exclusive of any other right which a Person may have or hereafter acquire under any law (common or statutory), provision of the Certificate or this Agreement, or vote of Members or otherwise.
                    8.4.5. The Company may purchase and maintain insurance, at its expense, to protect itself and any Member (or director, officer, employee or agent of the Manager), or agent of the Company or is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any amounts entitled to be indemnified whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Section 8.4.
                    8.4.6. If this Section 8.4 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless the Manager or any other Person indemnified pursuant to this Section 8.4 as to any amounts entitled to be indemnified under Section 8.4.2. to the full extent permitted by any applicable portion of this Section 8.4 that shall not have been invalidated and to the fullest extent permitted by applicable law.
               8.5. Reliance by Third Parties. Third parties dealing with the Company shall be entitled to rely conclusively upon the power and authority of the Manager. Any corporation, trust, partnership, or other business entity called upon to Transfer any property to or from the name or account of the Company shall be entitled to rely on instructions or assignments signed by the Manager without inquiry as to the authority of the Person signing or purporting to sign such instructions or assignments and without inquiry as to the validity of the Transfer.
               8.6. Manager Has No Exclusive Duty to Company. The Manager shall devote to the Company such time and effort as may be necessary for the proper performance of its duties hereunder. The Manager shall not be required to manage the Company as its sole and exclusive function and it may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any other Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the Manager or to the income or proceeds derived from such investments or activities. The Manager shall incur no liability to the Company or any other Member as a result of engaging in any other business or venture.
               8.7. Tax Matters Member. LEAF Financial Corporation, unless it is no longer a member hereof, is designated as the tax matters member under § 6231(a)(7) of the Code or under comparable provisions of state or local tax laws and shall have the duties and authority of a tax matters member as specified in the Code and the Regulations or under comparable provisions of state or local tax laws.
               8.8. Company Expenses. All reasonable third party expenses incurred by the Manager (or any third party hired by the Manager) for performing the services in performing its duties and obligations hereunder shall constitute operating expenses of the Company. The Manager shall not be required to use its own funds in carrying out any of its responsibilities under this Agreement. If the Manager uses its own funds to pay for any operating expenses of the Company, the Company shall reimburse the Manager within thirty (30) days following receipt of evidence of such expenditure made by the Manager out of its own funds. The Members shall pay their own legal and other expenses in connection with the negotiation and execution of this Agreement. Notwithstanding the foregoing, in the event the Manager and the Company are party to any other agreement related to payment of expenses that has terms that conflict with the terms contained in this Section 8.8, such other agreement shall govern payment of expenses.
               8.9. Tax Elections. The Company shall be treated, and shall file its tax returns, as a partnership for federal, state and local income and other tax purposes. All elections permitted to be made by the Company under the Code shall be made by the Manager. Notwithstanding the foregoing, no election shall be made by the Company or the Manager for the Company to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subtitle A of the Code or from any similar provisions of any state tax laws.
          9. LIABILITY AND RIGHTS OF MEMBERS
               9.1. No Participation in Management. Except as otherwise provided herein, the Members shall not participate in the management or control of Company business, nor shall the Members transact any business for the Company, nor shall the Members have the power to act for or bind the Company, said powers being vested exclusively in the Manager.
               9.2. No Personal Liability. No Member, employee or agent of the Company shall have any personal liability, whether to the Company, to any of the Members or to the creditors of the Company, for the debts, obligations or liabilities of the Company or any losses beyond the amount committed by the Member to the capital of the Company. No Member shall be personally liable for the return of any Capital Contribution made to the Company by another Member.
          10. BANKING; BOOKS AND RECORDS
               10.1. Banking. All funds of the Company shall be deposited and kept in its name in such Company bank account or accounts as shall be designated by the Manager. All withdrawals therefrom shall be made upon checks signed by the Manager or its designee(s).
               10.2. Books and Records. Adequate accounting records of all Company business shall be kept and these shall be open to inspection by any of the Members at all reasonable times. The Company shall maintain its accounting records and shall report for income tax purposes on the cash or accrual method of accounting, as determined by the Manager.
               10.3. Tax Returns. The Manager shall cause all tax returns for the Company to be prepared and timely filed with the appropriate authorities, and shall provide copies of all such returns to the Members.
          11. TERMINATION AND LIQUIDATION
               11.1. Termination. The existence of the Company shall terminate upon the occurrence of any of the following:
                    11.1.1. Upon the unanimous written consent of the Members; or

                    11.1.2. Upon entry of a decree of judicial dissolution pursuant to the Act.
                    On the occurrence of an event described in Section 11.1, the Company shall be liquidated, and the affairs of the Company shall be wound up in accordance with the provisions of Section 11.2.
               11.2. Liquidation. Upon the dissolution of the Company its assets shall be sold and reduced to cash and/or distributed in kind to the Members as provided in this Section 11.2. After the payment of all expenses and charges and the establishment of any reserve deemed by the Manager to be necessary or appropriate for the payment of any contingent or unsettled claims, all available cash and any remaining assets of the Company shall be distributed to the Members in proportion to their respective Capital Accounts, to the extent the sums are positive, and then in accordance with their respective Interests in the Company, subject to the prior discharge of any liabilities of the Company, first to outside creditors in order of legal priority and then to the Members (except liabilities arising from their respective rights to participate in Distributions hereunder) and to the payment or setting aside of an amount sufficient to pay the costs of dissolution and winding up.
               For purposes of making such liquidation Distributions, the Capital Accounts of the Members shall be adjusted to reflect all Capital Account adjustments for the Company’s taxable year during which such liquidation occurs (other than those made pursuant to the preceding portions of this paragraph) and after adjustment for all items of unrealized income, gain, loss or deduction inherent in any property to be distributed to the Members that have not been previously reflected in their Capital Accounts, determined as if there had been a taxable disposition of the distributed property for its fair market value on the date of liquidation.
               If any Member has a deficit balance in his Capital Account (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), such Members shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.
               In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(6)(2)(ii)(g), distributions shall be made pursuant to this Section 11 to the Member’s who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)2)(ii)(b)(2). Notwithstanding anything to the contrary, in the event the Company is liquidating within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), and liquidated under this Section 11, liquidating distributions shall be made pursuant to this Section by the end of the taxable year in which the Company is liquidated, or if later, within 90 days after the date of such liquidation. Distributions pursuant to the preceding sentence may be made to a trust for the purpose of an orderly liquidation of the Company by the trust in accordance with the Act. Notwithstanding any other provision of this Section 11, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but the Company is not liquidated under this Section 11, the property of the Company shall not be liquidated, the Company’s liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up.

Instead, the Company shall be deemed to have liquidated and reconstituted in the manner provided in the Regulations under Code Section 704.
          12. MISCELLANEOUS
               12.1. Transfer Restrictions. No Units shall be transferable without the consent of the Manager, which consent shall not be unreasonably withheld.
               12.2. Amendments. Subject to the provisions of this Section 12.2, amendments to this Agreement shall become effective only upon the execution of a written instrument describing said amendment and signed by all of the Members. Notwithstanding the foregoing, the Manager, without the consent of any other Member, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file, and record whatever documents may be required in connection therewith, to reflect:
                    12.2.1. a change in the name of the Company, in the registered office or registered agent of the Company, or in the location of the principal place of business of the Company;
                    12.2.2. the admission, substitution, or removal of a Member in accordance with this Agreement;
                    12.2.3. a change that the Manager has determined is reasonable and necessary or appropriate to qualify or register, or continue the qualification or registration of, the Company as a limited liability company (or a partnership in which the Member has limited liability) under the laws of any state or which change is necessary or advisable in the opinion of the Manager to ensure that the Company will not be treated as an association taxable as a corporation for federal income tax purposes;
                    12.2.4. a change that (i) the Manager has determined does not adversely affect the Members in any material respect, or (ii) is necessary or desirable to satisfy any requirements, conditions, or guidelines contained in any opinion, directive, order, ruling, or regulation of any federal or state agency or judicial authority or contained in any federal or state statute; or
                    12.2.5. an amendment that is necessary, in the opinion of counsel to the Company, to prevent the Company or the Manager or its directors, officers, employees, agents, or representatives from in any manner being subjected to the “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended.
     Notice to Members of an amendment pursuant to this Section 12.2 shall not be necessary.
               12.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such jurisdiction.
               12.4. Headings. The headings herein have been included for convenience of reference only and shall not be considered in interpreting this Agreement.

               12.5. Integration. This Agreement constitutes the sole agreement among the Members with respect to the subject matter hereof and shall supersede all oral agreements and prior writings with respect to the subject matter hereof.
               12.6. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.
               12.7. Severability. If any provision of this Agreement is held to be invalid, the same shall not affect the remaining provisions of this Agreement, which shall continue in full force and effect.
               12.8. Counterparts. This Agreement may be executed in counterparts, and by facsimile signature, each of which shall be deemed to be an original but all of which together shall constitute one and the same Agreement.
               12.9. Notices. All notices required to be given pursuant to this Agreement shall be given personally or be sent by hand delivery, certified mail, return receipt requested, overnight express delivery service, telegram, telex, or telecopy to the addresses specified on the books and records of the Company and shall be effective upon the earlier of the actual receipt thereof or the second day (excluding weekends and Federal holidays) after the proper sending thereof.
               12.10. Execution of Documents. The Members agree that they shall execute any instrument necessary to carry our the terms of this Agreement and the actions contemplated hereby.
               12.11. Authority. Nothing herein shall serve to limit or otherwise diminish the authority of the Manager to take any and all actions as are permitted in the Agreement.
               12.12. Prevailing Party. The prevailing party in any arbitration and/or litigation shall be entitled to be reimbursed by the non-prevailing party for all attorney’s fees and costs.
               12.13. Power of Attorney. The Members hereby make, constitute and appoint the Manager as their true and lawful attorney, to make, sign, execute, acknowledge and file with respect to the Company;
                    12.13.1. such formation documents and such amended formation documents as may be required by law or pursuant to the provisions of this Agreement;
                    12.13.2. all documents required to qualify the Company to do business in other states;
                    12.13.3. documents of transfer of Member Interests and all other instruments to effect said transfers in the event the provisions of this Agreement have been complied with; and

                    12.13.4. all documents required to reflect the dissolution and termination of the Company after it has been dissolved or terminated in accordance herewith.
          The foregoing power of attorney is hereby declared to be irrevocable and is a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, legal disability, withdrawal, dissolution, bankruptcy, insolvency or termination of any Member or the transfer of all or any portion of a Member Interest, and shall extend to each Member’s heirs, legal representatives, successors and assigns.

     IN WITNESS WHEREOF, the Members have executed this Agreement as of the day and year first above written.

Class A Member: LEAF Financial Corporation
By:	/s/ Robert K. Moskovitz
Name:	Robert K. Moskovitz
Title:	CFO

Class B Members: LEAF Funds Joint Venture 2, LLC
By:	/s/ Miles Herman
Name:	Miles Herman
Title:	President/COO

SCHEDULE A TO
LIMITED LIABILITY COMPANY AGREEMENT
OF
LEAF COMMERCIAL FINANCE FUND, LLC

				Interests
	Capital	Membership		in the
Name of Members	Account	Class	Units	Company
LEAF Financial Corporation	0	Class B	800	80%

LEAF Funds Joint Venture 2, LLC	$10,000,000 (1)	Class A	200	20%

Totals	$10,000,000		1,000	100%

(1)	Subject to adjustment as reflected in the Company’s books and records